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                                                                      Exhibit 11

                   CABOT CORPORATION AND CONSOLIDATED SUBSIDIARIES

               STATEMENT REGARDING COMPUTATION OF PER SHARE EARNINGS
                 For the three month period ended December 31, 1997
                   (Amounts in millions, except per share amounts)

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
                                                                                                    BASIC      DILUTED
                                                                                                  ---------  -----------

Shares of common stock outstanding at October 1, 1997, less treasury stock......................       69.5        69.5

Plus net weighted shares of treasury stock purchased............................................       (1.0)       (1.0)

Less contingently issuable shares...............................................................       (2.4)        --

Plus common stock equivalents:

  Effect of convertible preferred stock conversion..............................................       --           6.0

  Effect of equity incentive awards.............................................................       --           0.8
                                                                                                  ---------       -----

Weighted average shares outstanding.............................................................       66.1        75.3
                                                                                                  ---------       -----
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Income applicable to common shares..............................................................  $    30.7   $    30.7

Dividends on preferred stock....................................................................       --           0.8

Preferred stock conversion compensation shortfall...............................................       --          (0.4)
                                                                                                  ---------       -----

Earnings applicable to common shares............................................................  $    30.7   $    31.1
                                                                                                  ---------       -----
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Earnings per common share.......................................................................  $    0.46   $    0.41
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